PRELIMINARY COPY	Exhibit 99.3

VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
KRATOS DEFENSE & SEC SOLUTIONS, INC. BRIDGE POINTE CORPORATE CENTRE 4820 EASTGATE MALL SAN DIEGO, CA 92121
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain
1
	To approve the issuance of Kratos common stock, par value $0.001 per share, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of May 15, 2011, by and among Kratos, Integral Systems, Inc., IRIS Merger Sub Inc., a wholly-owned subsidiary of Kratos, and IRIS Acquisition Sub LLC, a wholly-owned subsidiary of Kratos.	☐	☐	☐
2	To approve the adjournment of the Kratos Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Kratos Proposal No. 1.	☐	☐	☐
3	To transact such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

4820 Eastgate Mall,
San Diego, CA 92121

SPECIAL MEETING OF STOCKHOLDERS
                        , 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

Kratos Defense & Security Solutions, Inc.

This proxy is solicited by the Board of Directors

  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON            , 2011

  The undersigned hereby appoints Eric DeMarco and Deanna Lund, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Kratos Defense & Security Solutions, Inc. (Kratos) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Kratos to be held at the offices of Paul, Hastings, Janofsky & Walker LLP located at 4747 Executive Drive, San Diego, CA 92121 on,            , 2011 at                        (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2. THE PROXYHOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.
  Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side